DEAN HELLER
Secretary of State

206 North Carson Street
Carson City, Nevada 89701-4299
(775) 684 5708

FILED # C31040-04

NOV 17 2004

IN THE OFFICE OF
DEAN HELLER SECRETARY OF STATE

Articles of Incorporation
(PURSUANT TO NRS 78)

Important: Read attached instructions before completing form. ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation:	LEGEND MARKETING CORP.
2. Resident Agent Name and Street Address: (must be a Nevada address where process may be served)	CSC SERVICES OF NEVADA, INC. Name 502 E JOHN ST. — CARSON CITY, NEVADA 89706 Street Address — City — Zip Code Optional Mailing Address — City — State — Zip Code
3. Shares: (number of shares corporation authorized to issue)	Number of shares with par value: 75000000 Par value: $ 0.001 Number of shares without par value:
4. Names & Addresses, of Board of Directors/Trustees: (attach additional page if there is more than 3 directors/trustees)	1. MAURO BAESSATO Name 750 FRIAR CRESCENT NORTH — VANCOUVER BC, CANADA V7G1M6 Street Address — City — State — Zip Code 2. Name Street Address — City — State — Zip Code 3. Name Street Address — City — State — Zip Code
5. Purpose: (optional-see instructions)	The purpose of this Corporation shall be:
6. Names, Address and Signature of Incorporator: (attach additional page if there is more than 1 incorporator)	B. GOULD Name — Signature 502 E JOHN STREET — CARSON CITY NV 89706 Address — City — State — Zip Code
7. Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named corporation. CSC Services of Nevada, Inc. By: — 11/17/04 Authorized Signature of R.A. or On Behalf of R.A. Company — Date

This form must be accompanied by appropriate fees. See attached fee schedule.